Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT TO SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SERVICES AGREEMENT (this “Amendment”) is entered into the later of the dates in the signature block below (the “Amendment Effective Date”) by and between Ikaria, Inc., a Delaware corporation having a place of business at Perryville III Corporate Park, 53 Frontage Road, Third Floor, Hampton, NJ 08827 (“Ikaria”), and Bellerophon Therapeutics LLC, a Delaware limited liability company, with offices at Perryville III Corporate Park, 53 Frontage Road, Suite 301, Hampton, NJ 08827 (“Bellerophon”). Ikaria and Bellerophon may be individually referred to as a “Party” and together as the “Parties.”

WHEREAS, Ikaria and Bellerophon entered into that certain Services Agreement dated as of January 1, 2015 (the “Agreement”);

WHEREAS, Ikaria and Bellerophon now wish to amend certain provisions of the Agreement in order to, among other things, terminate the Agreement earlier than its planned expiration date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Early Termination. Notwithstanding Section 5.1 of the Agreement, and subject to the other terms and conditions of this Amendment, Ikaria and Bellerophon agree that the Agreement shall terminate on September 30, 2015 (the “Termination Date”), subject to Section 5.3 of the Agreement, and provided that Sections 1.6 (but not Section 1.5), 3, and 4 shall survive such termination.

2.             Ratification of Agreement. Except as set forth in Sections 1 of this Amendment, and subject to Section 1 of this Amendment, all of the other terms and conditions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. This Amendment is hereby integrated into and made a part of the Agreement.

3.             Counterparts. This Amendment may be executed in two counterparts, each of which shall be effective as of the Amendment Effective Date, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

4.             Execution and Delivery. This Amendment shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto.

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representatives effective as of the Amendment Effective Date.

IKARIA, INC.		BELLEROPHON THERAPEUTICS LLC

By:	/s/ Kathleen A. Schaefer	By:	/s/ Jonathan Peacock

Name:	Kathleen A. Schaefer	Name:	Jonathan Peacock

Title:	President	Title:	Chairman / CEO

Date:	July 9, 2015	Date:	July 9, 2015